Exhibit 99.2

3965 Freedom Circle	800.338.8754 main	www.mcafee.com
Santa Clara, CA 95054

Media:
Siobhan MacDermott
McAfee, Inc.
(415) 299-2945
Siobhan_macdermott@mcafee.com

Investors:
Kelsey Doherty
McAfee, Inc.
(646) 728-1494
Kelsey_doherty@mcafee.com

MCAFEE, INC. TO ACQUIRE CITADEL SECURITY SOFTWARE INC.

Acquisition Strengthens McAfee’s Capabilities through Comprehensive Policy Compliance and Vulnerability Remediation

SANTA CLARA, Calif.– Oct. 3, 2006 – McAfee, Inc. (NYSE: MFE) today announced it has signed a definitive agreement to acquire substantially all of the assets of Citadel Security Software Inc. (OTCBB:CDSS) for approximately $56 million in cash, plus an estimated $4 million in working capital reimbursement.

Citadel provides leading solutions in security policy compliance and vulnerability remediation. The acquisition will add to McAfee’s suite of products that help enterprises neutralize security vulnerabilities and reduce risk, giving McAfee a broader capability for security policy compliance enforcement and vulnerability remediation.

“Security risk management is emerging as one of our highest-growth opportunities. This acquisition will help us develop the next generation of real-world security risk management solutions that customers are demanding,” said Kevin Weiss, president of McAfee.  “With the addition of Citadel, we can offer our customers the major components of vulnerability assessment, policy compliance enforcement and remediation, building on our suite of existing products, including ePolicy Orchestrator®, Preventsys®, Policy Enforcer and Foundstone®.”

Highly regulated enterprises, including government and health-care customers, will especially benefit as McAfee integrates Citadel’s automated solutions that help enterprises comply with regulatory requirements and internal policies, speed their compliance process and minimize threat exposure.

“We see companies struggle to bridge the gap between IT security and operations—such as tying compliance audits to remediation,” said Rose Ryan, analyst at IDC.  “Companies should seek to improve their exposure to risks from vulnerabilities, threats and intrusions while reducing total cost of ownership by leveraging a unified security risk management architecture.”

 “McAfee has a significant lead in the market with the release of the industry’s first truly integrated system security solution for the enterprise with Total Protection solutions. We believe we can considerably extend the market for Citadel’s solutions by leveraging McAfee’s 45 million desktops under management by ePolicy Orchestrator and becoming a key component of McAfee’s security risk management portfolio,” said Steven Solomon, chairman and chief executive officer at Citadel.  “Together with Citadel’s compliance and remediation solutions, McAfee has an excellent opportunity to deliver unmatched security to its enterprise business users—helping them to save valuable time and money, mitigate risk and comply with corporate and government mandates.”

The transaction is expected to close in the fourth quarter of 2006, subject to customary closing conditions including Citadel stockholder approval and expiration of the Hart-Scott-Rodino (HSR) waiting period.

McAfee will discuss the impact of this acquisition on quarterly performance when it provides guidance on its third quarter earnings conference call Thursday, October 26th.

Forward-Looking Statements

This release contains forward-looking statements including those regarding the effect of the acquisition on McAfee’s security risk management capabilities, anticipated product development and integration efforts, the anticipated benefits of the acquisition to McAfee’s customers, the belief that the acquisition will extend the market for Citadel’s solutions and the expected closing timeline for the acquisition.  Actual results may vary, perhaps materially, from those contained in the forward-looking statements and the expected results may not occur. For example, the anticipated closing date for the acquisition may be delayed or may not occur at all; McAfee may not be able to successfully integrate Citadel’s products on the anticipated time line or at all and Citadel technology once integrated with McAfee’s other products may not perform as anticipated. In addition, actual results are subject to other risks, including that McAfee may not succeed in its efforts to grow its business, build upon its technology leadership or capture market share, notwithstanding related commitment or related investment. More information on risks and uncertainties related to McAfee and its business may be found in the company’s quarterly and annual reports filed with the United States Securities and Exchange Commission (SEC).

About McAfee, Inc.

McAfee Inc., headquartered in Santa Clara, California and the global leader in intrusion prevention and risk management, delivers proactive and proven solutions and services that secure systems and networks around the world. With its unmatched security expertise and commitment to innovation, McAfee empowers home users, businesses, the public sector, and service providers with the ability to block attacks, prevent disruptions, and continuously track and improve their security. http://www.mcafee.com

Important Additional Information will be Filed with the SEC

In connection with the proposed transaction, Citadel intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ASSET PURCHASE AGREEMENT AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Citadel at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Citadel by directing such request to Citadel Security Software Inc., Investor Relations, Two Lincoln Centre, 5420 LBJ Freeway, 16th Floor, Dallas, Texas  75240, telephone: (214) 520-9292.

Citadel and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed asset purchase agreement. Information concerning the interests of Citadel’s participants in the solicitation, which may be different than those of Citadel stockholders generally, is set forth in Citadel’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the asset purchase when it becomes available.

Descriptions of the terms of the purchase agreement and related agreements in this press release are qualified in their entirety by reference to the agreements filed by Citadel on its current report on Form 8-K filed with the SEC.

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NOTE: McAfee, Foundstone, Preventsys, ePO and ePolicy Orchestrator are registered trademarks of McAfee, Inc. and/or its affiliates in the US and/or other countries. McAfee Red in connection with security is distinctive of McAfee brand products. All other registered and unregistered trademarks herein are the sole property of their respective owners. © 2006 McAfee, Inc. All rights reserved.